Exhibit 10.4


                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT, made this 31st day of May, 1999, by and between AIRMOUSE HOUSE LTD. PARTNERSHIP, a Vermont limited partnership with a principal place of business in Williston, County of Chittenden and State of Vermont (hereinafter called "Landlord"), and eNOTE.COM,INC., a Delaware corporation with a place of business in Burlington, County of Chittenden and State of Vermont, (hereinafter called "Tenant").

                              W I T N E S S E T H :

SECTION 1.  Demise, Description of Premises.

        Landlord does hereby demise, let, rent and lease unto Tenant, and the Tenant hereby hires and rents from the Landlord, premises described as Condominium A and all appurtenances thereto as described in the Declaration of Condominium for Taft's Farms Commercial Center (the "Declaration") and are hereafter referred to as "Leased Premises" or "Premises" or "Unit." The Leased Premises include a building containing a total of 14,548 square feet of floor space. The footprint of the building is depicted on a plat entitled "Taft's Farms Commercial Center, Allen Brook Lane, Williston, VT, Condominium Plan," prepared by Trudell Consulting Engineers, Inc., dated November 8, 1993. This Lease and the obligations of the parties are subject to the terms and conditions of the Declaration, including, but not limited to, Exhibit E, Bylaws, Article V,
Section I, Paragraph 2, Lease, thereof (the "Demised Premises or Premises").

        A portion of the premise (containing 10,168 square feet) is two stories in height. The second floor (5,000 square feet) will be unfinished. A portion of the Premises (containing 4,380 square feet) is a single-story structure. The demise herein includes the right of Tenant to finish and to fit up the second floor of the building, at its own expense and subject to Landlord's approval of the plans, which shall not be unreasonably withheld.

        The Leased Premises include the exclusive use of the Unit's Limited Common Elements as defined and described in the Declaration and the right in common with other members of the Condominium to the Common Elements as defined and described in the Declaration, including the parking areas.

         The Leased Premises and the rights and obligations of the parties hereto are subject to and benefitted by all covenants, restrictions, and conditions set forth in the Declaration, Land Use permit No. 4C0720-R-10, the terms and conditions of the May 25, 1993, approval of the Williston Planning Commission, Waste Water Permit No. WW-4-0297, and as each may be amended from time to time, and to all easements and restrictions depicted on the above-referenced plat and of record.

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SECTION 2.  Initial Term of Lease.

        Said Premises are hereby leased to Tenant, subject to all of the terms and conditions contained herein, for an initial term of five (5) years commencing on June 1, 1999, the "Commencement Date", unless said term be sooner terminated as hereinafter provided (the "Initial Term").

SECTION 3.  Base Rent.

        (a) Tenant agrees to pay to Landlord on the 1st day of each month, in advance, commencing on the Commencement Date and continuing each and every month thereafter during the Initial Term, rent in the amount of $8,333.34 per month (the "Base Rent").

        (b) Interest shall accrue on any Base Rent, Additional charges, or other charges not paid within ten (10) days from the date due at the rate of the Wall Street Journal Price plus (2%) but not more than (12%) per annum, unless Landlord's financing for the Facility exceeds 12% per annum in which case the interest assessed to Tenant hereunder shall equal Landlord's financing interest rate.

SECTION 4.  Base Rent Adjustments.

        Base Rent Escalation. The initial Base Rent of $8,333.34 per month as set forth in Section 3(a) above shall be adjusted as of June 1, 2000 and the Base Rent shall be adjusted annually on every June 1 thereafter during the term hereof by a percentage equal to one-half the percentage increase, if any, in the CPI-U, as defined herein for the preceding 12 month period. Notwithstanding the foregoing, no annual adjustment pursuant to the increase in the CPI-U shall exceed __% for any 12 month period. For these purposes, the Consumer Price Index is defined to be the "Consumer Price Index - All Urban Consumers -Northeast Region - Population Size Class C (50,000 - 500,000), All Items, (1982 - 1984 equal 100 hereinafter called the 'Index')", published by the Bureau of Labor Statistics, United States Department of Labor. In the event that the Department of Labor ceases to publish the CPI-U Index during the lease term or during any renewal thereof, the Landlord shall select an alternative index and shall so notify Tenant. Said alternative index shall use comparable statistics on the purchasing power of the consumer dollar, including the same or comparable region and population.

SECTION 5.  Taxes and Utilities.

        It is the intent of the Landlord and Tenant that the Base Rent set forth in Section 3, be net to the Landlord (except for Landlord's debt service) and that beginning on the Commencement Date and continuing during the Lease term, all costs associated with taxes, utilities, operation and maintenance of the premises be the sole responsibility of the Tenant except for Landlord's obligations as set forth in Section 10(a) hereof as follows:

        (a) Tenant shall pay all real estate and personal property taxes and other municipal charges and assessments levied against the Demised Premises. Landlord shall make a good

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faith  estimate  of real  estate  taxes to be  assessed  against  and  equitably allocated to the Demised Premises and shall bill the same to Tenant on a monthly basis and Tenant shall pay said taxes in the same manner that the Base Rent is paid as set forth in Section 3 hereof. Upon receipt of the actual tax bill from the Town of Williston, the Landlord will adjust the Tenant's monthly tax payment to conform to the actual tax assessed against and equitably allocated to the Demised Premises for each tax year during the initial term and any extension thereof. It is agreed that all such amounts shall be paid by Tenant to Landlord, who shall be responsible for and shall pay the tax bills to the Town of Williston on the real estate of which the Demised Premises are a part, when and as such bills are due.

        Tenant or its designee shall have the right to contest and review all such taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designee shall conduct promptly at its own cost and expense, and free of any expense to Landlord and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing). Landlord agrees that if there shall be any refunds or rebates on account of the taxes paid by Tenant under the provisions of this section, such refund or rebate shall belong to Tenant.

        (b) Tenant shall pay the cost of all insurance to be furnished by Tenant or Landlord pursuant to Sections (a), (b) and (c) of Section 7 hereof;

        (c) Tenant shall pay all costs of utility services including without limitation charges for electricity, gas, telephone, cable television and water and sewer service metered to the Demised Premises;

        (d) Tenant shall pay for proper lawn care and snow removal.

SECTION 6.  Use of the Property.

        Tenant may use the Demised Premises for any lawful purpose. If the Tenant's use of the Premises necessitates application for zoning or planning approval or compliance with other municipal or state regulations, or installation of additional or new fixtures, systems or improvements at any time during the term of this Lease or any renewals thereof, Tenant will prosecute and bear the cost of such applications, installation and/or changes necessary to obtain compliance and approval and Landlord will cooperate and join in such proceedings as owner thereof.

        The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create nuisance or trespass, nor in any manner to invalidate the insurance.

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SECTION 7.  Insurance.

        The Tenant shall provide on or before the Commencement Date and keep in force during the Lease Term the insurance described herein or at Landlord's option, Landlord may provide such insurance and bill Tenant therefore but not at a cost to Tenant that would exceed Tenant's cost if Tenant acquired the following insurance:

        (a) Comprehensive general liability insurance with respect to the Demised Premises insuring the Tenant and the Landlord (as an additional insured) against any liability covered by a standard liability insurance policy that may accrue against them or either of them on account of any occurrences in or about the Demised Premises in consequence of Tenant's occupancy thereof, and shall provide Landlord with copies of all such applicable policies. Such insurance shall be maintained in the amount of at least $3,000,000.00 for bodily injury and $100,000.00 with respect to loss or damage to property;

        (b) Fire and casualty insurance, with extended coverage, in amount equal to the replacement value of the Building; and

        (c) Adequate insurance for loss of fixtures and leasehold improvements of Tenant.

        Each party shall provide the other with certificates of insurance and/or policies upon request. All insurance policies shall be issued by insurance companies licensed to do business in the State of Vermont with assets sufficient to cover the potential losses, and shall otherwise be reasonably acceptable to both parties. The Tenant's fire and casualty policy shall name Landlord and Landlord's permitted mortgagees as additional insureds, as their interest may appear under this Agreement and to the extent permitted by such policies of each and without voiding the insurance provided thereby, the Landlord and Tenant hereby waive their rights of subrogation. This paragraph shall not, however, in any manner limit the liability of the Tenant or the Landlord for damage to property or persons as a result of the willful or wanton negligence on the part of either party.

SECTION 8.  Option to Extend.

        So long as Tenant is not in default hereunder Tenant shall have the option to extend the Initial Term for one (1) additional five (5) year term under all the same conditions as set forth herein with the exception of the amount of the Base Rent as described in Section 3 hereof. In the event that the Tenant intends to exercise the option granted hereunder, the Tenant shall give the Landlord written notice of Tenant's intent to exercise said option to extend the term of the Lease as provided in Section 29 hereof at least six (6) months but no more than twelve (12) months prior to the expiration of the then current term. The Base Rent at the commencement of each extension term shall be the Base Rent as adjusted for the previous year and shall be adjusted annually as set forth in Section 4 hereof.

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SECTION 9.  Repairs, Maintenance and Alteration.

        (a)    Landlord's Obligations.

        Landlord covenants and agrees, during the Initial Term and any extension if this lease is extended, to repair and replace, at its cost and expense, all structural components of the building, including the roof. Landlord shall be responsible for necessary replacement of HVAC, and shall bear any expenses in excess of $2,000.00 in a rental year required for repair of HVAC. Upon the default of Landlord in making such repairs and replacements, the Tenant may, but shall not be required to, make such repairs and replacements for the Landlord's account. Landlord shall not be required to make any such repairs, replacements, or bear any expenses where same were caused or occasioned by an act or omission or negligence of Tenant, any sub-Tenant or their employers, agents, invitees, licensees, visitors or contractors. Except for Landlord's negligence or that of its agents or employees in the performance of Landlord's obligations as set forth in this Section, Landlord shall not be liable for interruption in or cessation of any service rendered to the Premises due to any cause beyond the Landlord's control including, but not limited to: any accident; the making of repairs, alterations, or improvements; labor difficulties; fuel and electric supplies or shortages.

        (b)    Tenant's Obligations.

        Except for maintenance and repair pursuant to Sections 15 and 9(a) hereof, Tenant covenants and agrees, during the Lease Term and any extensions thereof, to maintain the Demised Premises in a good condition, normal wear and tear excepted, including but not limited to, interior and exterior wall surfaces, floor surfaces, ceiling surfaces, windows, doors, electrical, plumbing, mechanical and HVAC systems, furniture, fixtures and hardware. All repairs and replacements shall be in quality and class at least equal to the original work properly executed. Upon the default of Tenant in making such repairs and replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account and the expenses thereof shall be collectable against Tenant as additional rent.

         During the Lease Term, Tenant shall not install, operate or maintain any electrical equipment which will overload the electrical system, or any, part thereof, beyond its reasonable capacity for safe and proper operation as determined by the Landlord, or which does not bear underwriter's approval; Tenant shall not perform, or permit to be performed, any act or carry on any practice which may damage, mar or deface the Premises; Tenant shall not store materials or equipment outside the buildings on the Premises; and Tenant shall place all trash in receptacles in areas designated by Landlord and provide for removal of same.

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SECTION 10.  Force Majeure.

        During the Lease Term, Landlord or Tenant shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, epidemics, cyclones, floods, drought, or by reason of war, declared or undeclared revolution, civil commotion or strife, acts of public enemies, blockade or embargo, or by reason of any new law, proclamation, regulation, ordinance or demand by any government authority, and any other cause not reasonably within the control of Landlord or Tenant and which, by the exercise of due diligence, Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

SECTION 11.  Reserved Access Rights of Landlord.

        Landlord reserves the right to enter the Demised Premises at reasonable hours to make reasonable inspections, to make such repairs, alterations or additions as may be required or permitted under the provisions of this Agreement; to exhibit reasonably the same to prospective purchasers or to perform any act related to the safety, protection or preservation of the demised Premises; and during the three month period prior to the end of the leased term, for the purposes of exhibiting reasonably the demised Premises to prospective Tenants.

SECTION 12.  Quiet Enjoyment.

        Landlord covenants that the Tenant upon paying the rent and complying with the provisions of this Lease, shall peaceably and quietly have, hold and enjoy the Demised Premises for the term of this Lease.

SECTION 13.  Alterations, Improvements, and Additions.

        No alterations, improvements or additions to the Demised Premises shall be made by Tenant without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. At the option of Landlord, any fixtures installed by the Tenant shall remain the property of the Tenant.

SECTION 14.  Hazardous Materials.

        (a) Tenant shall not use, transport, store, dispose of or in any manner deal with hazardous materials on the Demised Premises or any adjacent lands and premises of Landlord (collectively the "Property"), except in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. The term "hazardous materials" as used in this Lease shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, or any other substances or materials defined as a hazardous or toxic substance or material by any federal, state or local law, ordinance, rule or regulation.

        (b) Except as provided in Section 14(c), Tenant unconditionally and irrevocably indemnifies and agrees to defend and hold harmless Landlord and its officers, employees,

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agents,  contractors and those claiming by, through or under Landlord,  from and against all loss, cost and expense (including attorneys' fees) of whatever nature suffered or incurred by Landlord on account of the existence at or on the Property, or the release or discharge at, on, from or to the Property, during the Lease Term, of any hazardous material, including any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any law, rule, regulation or ordinance or the institution of any action by any party against Tenant, Landlord or the Property based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of any hazardous material or the imposition of a lien on any part of the Property under any law pursuant to which a lien or liability may be imposed on Landlord due to the existence of any hazardous material. Tenant unconditionally and irrevocably guarantees the payment of any fees and expenses incurred by Landlord in enforcing the liability of Tenant and this indemnification should Landlord prevail in such action. If any Remedial Work is required because of, or in connection with, any occurrence event covered by the indemnity set forth in this Paragraph 14(b), Tenant shall either perform or cause to be performed the Remedial work in compliance with the applicable law, regulation, order or agreement, or shall promptly reimburse Landlord for the cost of such Remedial Work. If Tenant elects to perform the Remedial Work, all Remedial Work shall be performed by one or more contractors selected by Tenant and approved in advance in writing by Landlord and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. Otherwise, Landlord shall select the contractor(s) and the consulting engineer. All costs and expenses of such Remedial Work shall be paid either directly, or in the form of reimbursement to Landlord, by Tenant including without limitation, the charges of such contractor(s) and the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. If Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Landlord may cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be covered by the indemnity set forth in this Paragraph 14(b). All such costs and expenses shall be due and payable upon demand therefor by Landlord.

        (c) Landlord unconditionally and irrevocably indemnifies and agrees to defend and hold harmless Tenant and its officers, employees, agents, contractors and those claiming by, through or under Tenant, from and against all loss, cost and expense (including attorneys' fees) of whatever nature suffered or incurred by Tenant on account of the existence at or on the Property, or the release or discharge at, on, from or to the Property, prior to the Commencement Date or thereafter if such release or discharge is caused by the Landlord, its officers, employees, agents or contractors, of any hazardous material, including any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any law, rule, regulation or ordinance or the institution of any action by any party against Tenant, Landlord or the Property based upon nuisance, negligence or other tort theory alleging liability due to the improper generation, storage, disposal, removal, transportation or treatment of any hazardous material or the imposition of a lien on any part of the Property under any law pursuant to which a lien or liability may be imposed on Tenant due to the existence of any hazardous material. Landlord unconditionally and irrevocably guarantees the

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payment of any fees and expenses  incurred by Tenant in enforcing  the liability of Landlord and this indemnification should Tenant prevail in such action. If any Remedial Work is required because of, or in connection with, any occurrence event covered by the indemnity set forth in this Paragraph 14(c), Landlord shall either perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement, or shall promptly reimburse Tenant for the cost of such Remedial Work. If Landlord elects to perform the Remedial Work, all Remedial Work shall be performed by one or more contractors selected by Landlord and approved in advance in writing by Tenant and under the supervision of a consulting engineer, selected by Landlord and approved in advance in writing by Tenant. Otherwise, Tenant shall select the contractor(s) and the consulting engineer. All costs and expenses of such Remedial Work shall be paid either directly, or in the form of reimbursement to Tenant, by Landlord including without limitation, the charges of such contractor(s) and the consulting engineer, and Tenant's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. If Landlord shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Tenant may cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be covered by the indemnity set forth in this Paragraph 14(c). All such costs and expenses shall be due and payable upon demand therefor by Tenant.

        (d) The obligations of Landlord and Tenant under this Section 14 shall survive the termination of this Agreement.

SECTION 15.  Fire and Other Casualty.

        (a) If the Premises are destroyed or damaged by fire or other casualty covered by the insurance required in Paragraph 7(b), then the Landlord shall promptly repair and restore same to substantially the condition in which they were immediately prior to the occurrence of such casualty, using the proceeds of such insurance. If the Landlord does not complete said repair and restoration within one hundred and twenty (120) days from the date of said casualty, then the Tenant may terminate this Agreement retroactive to the date of casualty by notice to the Landlord.

        (b) If the Premises are damaged or destroyed by casualty not covered by the insurance required in Paragraph 7(b), the Landlord may, if it so elects, repair and restore same to substantially the condition in which they were immediately prior to the occurrence of such casualty. The Landlord shall notify the Tenant of its decision to restore the Premises within fourteen (14) days from the date of the casualty, and upon failure of the Landlord to provide such notice, it is conclusively presumed that it elected not to restore the Premises. If the Landlord does not elect to restore the Premises, or if Landlord elects to restore the Premises and it does not restore same within one hundred twenty
(120) days from the date of the casualty, then the Tenant may terminate this Agreement retroactive to the date of casualty by notice to Landlord.

        (c) During the period from the date of casualty until the premises are repaired and restored, Tenant's obligation to pay any rent due hereunder shall abate in proportion to the

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amount of space of the Demised Premises  rendered unusable for Tenant's purposes as a result of the damage or destruction.

        (d) Termination of this Lease in accordance with the foregoing provisions shall not prejudice the rights and remedies of Landlord and Tenant under this agreement prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

        (e) In the event that during the last two (2) years of the Initial Term or last two (2) years of any renewal term, the Premises are more than fifty percent (50%) destroyed, nothing contained in this section shall be construed to require Landlord to restore the Premises to a condition that existed immediately prior to such destruction, unless the Tenant agrees to extend this lease agreement for an additional five (5) year term.

SECTION 16.  Eminent Domain.

        During the term of this Lease, if the whole of the premises or such portion of which materially adversely effect the Tenant's use and enjoyment of the premises is taken in a condemnation proceeding or by any right of eminent domain, this agreement shall terminate on the date of such taking, and the rent and any additional rent reserved herein shall be apportioned and paid to the date of such taking. The Tenant shall have no interest in any damages awarded the Landlord in compensation for any taking in condemnation or eminent domain with respect to the value of the Property and the Facility. The Tenant may maintain a separate action for any damages sustained by Tenant by reason of said condemnation or proceeding for the taking of Tenant's leasehold estate.

SECTION 17.  Default after Occupancy.

        If any one or more of the following events ("Events of Default") shall occur:

        (a) If the Tenant shall fail to pay any Basic Rent; or other sum payable hereunder as the same becomes due and payable; or

        (b) If the Tenant shall fail to perform or comply with any terms of this Lease other than those referred to in paragraph (a) above or with any term of any other agreement between the parties, and such failure shall continue for more than 15 days after the Tenant receives notice or knowledge of such failure; or

        (c) If the Tenant shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such

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proceeding,  or shall seek or consent to or acquiesce in the  appointment of any trustee, receiver or liquidator of the Tenant or any material part of its properties; or

        (d) if, within 60 days after the commencement of any proceeding against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or stayed (or within 60 days after the expiration of any such stay such proceeding shall not have been dismissed), or if, within 60 days after the appointment without the consent or acquiescence of the Tenant of any trustee, receiver or liquidator of the Tenant or of any material part of its properties, such appointment shall not have been vacated or stayed (or within 60 days after the expiration of any such stay such appointment shall not have been vacated); or

        (e) If the Tenant shall default in the payment of any indebtedness for borrowed money, or shall fail to perform or comply with any of the terms of any such indebtedness, or of any instruments relation thereto, and such default or failure shall continue beyond any grace period provided with respect thereof, and such default or failure shall not have been waived, bonded or cured; or

        (f) If the Tenant or its shareholder or directors shall take any action looking to the dissolution or liquidation of the Tenant; or

        (g) If a final judgment which, with other than outstanding final judgments against the Tenant, exceeds an aggregate of $100,000 shall be rendered against the Tenant, and if, within 30 days after the expiration of such stay, such judgment shall not have been discharged.

Then and in such event, regardless of the pendency of any proceeding which has or might have the effect of preventing the Tenant from complying with the terms of this Lease, the Landlord may at any time thereafter, during the continuance of any such default, give a written termination notice to the Tenant specifying a date (not less than ten days from the date of giving such notice) on which this Lease shall terminate, and on such date, subject to the provisions of this Lease relating to the survival of Tenant's obligations, the term of this Lease shall terminate by limitation and all rights of the Tenant under this Lease shall cease unless before such date (1) all arrears of Basic Rent, Additional Rent and all other sums payable by the Tenant under this Lease, together with interest thereon at the rate of 12% per annum, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of the Landlord shall have been paid by the Tenant, and (2) all other defaults at the time existing under the Lease shall have been fully, remedied to the satisfaction of the Landlord. All costs and expenses incurred by or on behalf of the Landlord (including, without limitation, attorneys' fees and expenses) occasioned by the default by the Tenant under this Lease shall constitute Additional Rent hereunder.

SECTION 18.  Liability and Indemnification.

        (a) Tenant shall indemnify Landlord and save Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of the use or occupancy of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, invitees, licensees, or concessionaires, and Tenant shall indemnify Landlord and save Landlord harmless from such suits, actions, damages, liability and expense arising out of or caused by such breach, act or omission.

        (b) Tenant shall give prompt notice to Landlord in case of fire or accidents on the Premises or of defects therein or in any fixtures or equipment.

        (c) Landlord shall indemnify Tenant and save Tenant harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from any act or omission of Landlord, its agents, contractors, employees, servants, invitees, licensees, or concessionaires, and Landlord shall indemnify Tenant and save Tenant harmless from such suits, actions, damages, liability and expense arising out of or caused by such breach, act or omission.

SECTION 19.  Accord and Satisfaction.

        No payment by Tenant or receipt by Landlord of a less amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall an endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in the Lease provided. Partial payment shall only be construed as an accord and satisfaction if specifically set forth in a separate instrument signed by Landlord.

SECTION 20.  Subordination, Attornment and Collateral Assignment.

        (a) At the option of Landlord or any mortgagee, this Agreement and the Tenant's interest hereunder, shall be subject and subordinate, upon terms and conditions consistent with this Agreement, to any mortgage, deed of trust, or any method of financing or refinancing now or hereafter placed against the Premises and to all renewals, modifications, replacements, consolidations and extensions thereof, provided that no subordination or subjecting of this Agreement and Tenant's interest shall be effective until Landlord has obtained and delivered to Tenant a fully executed non-disturbance agreement as described in paragraph 20(d) below.

        (b) If the holder of record of a first mortgage of Landlord's interest in the Premises shall have given prior written notice to Tenant that it is the holder of said mortgage and that such notice includes the address at which notices to such mortgagee are to be sent, then Tenant agrees to give notice to the holder of record of such first mortgage, simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided, and shall permit the holder of record and such first mortgage to, within thirty (30) days after receipt of said notice, correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

        (c) Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises, or in the event of the issuance of a certificate of non-redemption in any proceedings brought for the foreclosure of a mortgage of Landlord's interest in the Premises, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as Landlord under this Lease, provided that any defaults are cured as provided in Paragraph 20(b) above.

        (d) Landlord shall use its best efforts to obtain from any mortgagee or other Lender holding an interest in the Premises superior to Tenant's interest under this Agreement: (i) a nondisturbance agreement in form and substance reasonably satisfactory to Tenant, providing that so long as the Tenant performs all of its obligations hereunder and agrees to attorn to such mortgagee or beneficiary of deed of trust, then Tenant's right to possession under this Agreement shall remain in full force and effect for the full term hereof, as extended; (ii) further assurances from said mortgagee that it will claim no interest in Tenant's personal property of any kind or nature.

        (e) Notwithstanding any provision elsewhere in this Lease Agreement, the Tenant shall have the right to mortgage, grant a security interest in, or assign its interest in this Lease Agreement as collateral for loans (including renewals, modifications, replacements, consolidations and extensions thereof) from time to time without Landlord's prior consent or the prior consent of any mortgagee holding a mortgage on the Demised Premises, provided that no such mortgage, security interest or assignment shall extend to or affect the fee, the reversionary interest, or the estate of the Landlord or any mortgagee in and to the fee to the Demised Premises.

SECTION 21.  Estoppel Certificates.

        Either party, upon written request of the other, shall furnish to the other party, a statement duty executed and acknowledged, to any mortgagee or purchaser, or any other person or entity specified in such request:

               (a) as to whether this Lease has been amended and the substance of such amendment;

               (b)    as to the validity and force and effect of this Lease;

               (c)    as to the existence of any default hereunder;

               (d) as to the existence of any offsets, counterclaims or defenses hereto on the part of the party executing the certification; and

               (e)    as to any other matters as may reasonably be so requested.

        This statement must be furnished within ten (10) days after receipt of the request and the contents thereof shall be binding upon the party executing the certification.

SECTION 22.  Surrender of Premises; Holding Over.

        (a) At the expiration of the Initial Term or any Extension Term, Tenant shall surrender the Premises in the same condition in which they were upon the Commencement Date, reasonable wear and tear excepted, and shall deliver all keys and combinations to locks to Landlord. Before surrendering said Premises, Tenant shall remove all personal property including all trade fixtures, and shall repair any damage caused thereby as provided in Section 9(b). Tenant's obligation to perform this provision shall survive the Lease Term. If Tenant fails to remove its property upon the expiration of the Lease Term, Landlord may, among other remedies, cause such properties to be removed and disposed of with the costs of such removal and disposal to be borne by the Tenant.

        (b) Any holding over after the expiration of the Lease Term or any renewal term shall be construed to be a tenancy at will, and shall be on the terms herein so far as is applicable, except that Landlord reserves the right to increase the Base rent upon thirty (30) days' advance written notice to Tenant.

SECTION 23.  Successors and Assigns.

        All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by Landlord in writing, as provided in
Section 24 hereof.

SECTION 24.  Assignment, Subletting.

        (a) Except as provided in Section 20(e) hereof, the Tenant shall not assign or sublet this Lease, without the written consent of the Landlord;
provided, however, that such consent shall not be unreasonably withheld or delayed upon the Landlord, in the case of assignment, having been provided adequate information to make an informed judgment that any assignee has the financial ability to carry out the terms and obligations of this Lease; and, in the case of sublet, upon being provided the terms of a proposed sublease and securing written confirmation from Tenant that it shall remain fully liable for the performance by any sublessee of this Lease.

        The term "assign", as used herein, shall include:

               (i) an assignment of all of Tenant's interest hereunder in a part of the Demised Premises, an assignment of an undivided percentage interest hereunder in all of the Demised Premises, as well as any assignment from one co-Tenant to another;

               (ii) an assignment to any prior owner of the Tenant's interest herein or part hereof; and

               (iii) any merger, consolidation, transfer (singly or in combination) of shares constituting more than one-third of the total shares outstanding or any other transaction the effect of which is directly or indirectly to transfer to any third party the benefits of this Lease.

        (b) Notwithstanding the foregoing, Landlord hereby consents to the proposed sublease of approximately 2,500 square feet of the Demised Premises to NYBOR Corporation, and Tenant shall remain fully liable for the performance of such sublessee.

SECTION 25.  Non-Waiver.

        (a) No agreement to accept a surrender of the Demised Premises prior to the expiration of the Lease Term shall be valid unless in writing and signed by an authorized representative of Landlord. The delivery of keys by or on behalf of Tenant for any part of the Demised Premises to any employee or partner of Landlord or to Landlord's agent or any employee of such agent shall not operate as a termination of this Lease or as a surrender of the Premises.

        (b) The failure of Landlord or Tenant to seek redress for violation or breach of, or to insist on the strict performance of, any covenant of this Lease whether by express waiver or otherwise, shall not be construed as a waiver of any subsequent violation or breach or the same covenants.

        (c) The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

        (d) The failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Property shall not be deemed a waiver of any such rule or regulation.

        (e) Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

SECTION 26.  Severability.

        It is the intention of the parties hereto that if any provision of this Agreement is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision or any portion thereof of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.  Entire Agreement, Applicable Law.

        This Lease with any exhibits and riders attached hereto contains the entire agreement of the parties and no representations, inducements, promises or agreements not embodied herein shall be of any force or affect, unless the same are in writing and signed by or on behalf of the party to be charged. The captions of particular sections are inserted as a matter of convenience and in no way affect or define the scope or intent of this Lease or any provision thereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Vermont.

SECTION 28.  Captions.

        The captions and numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph, nor in any way affect this Lease.

SECTION 29.  Notices.

        Any notice required to be given by the terms of this Lease shall be deemed received three (3) days after deposit in the United States mails, sent by Certified Mail, Return Receipt Requested,

        If to Landlord:             Airmouse House Ltd. Partnership
                                    P.O. Box 100
                                    Williston, VT 05495

        With a Copy to:             _______________________________

                                    _______________________________

                                    _______________________________

                                    _______________________________

        If to Tenant:               eNote.com, Inc.

                                    _______________________________

                                    _______________________________


        With a Copy to:             Peter M. Doremus, Esq.
                                    Doremus Associates
                                    112 Lake Street, Suite 3
                                    Burlington, VT 05401

SECTION 30.  Recording.

        Landlord and Tenant agree that this Agreement shall not be recorded. At Tenant's option and expense, a memorandum of lease may be recorded in accordance with 27 V.S.A. ss. 341(c).

SECTION 31.  Waiver of Jury Trial.

        In the event the Landlord shall commence any summary proceedings or action for nonpayment of rent or additional rent hereunder, the parties hereto waive a trial by jury on any and all issues arising in connection therewith, or the Tenant's use or occupancy of the Premises. In the event Tenant shall commence any action against Landlord for failure to perform any of the covenants or agreements herein contained to be kept and fulfilled on the part of the Landlord, the parties hereto waive a jury trial on any and all issues arising in connection therewith.

SECTION 32.  Landlord Not Personally Liable.

        Except as to the indemnification provided in Sections 15 and 19 hereof, if Landlord or any successor in interest of Landlord shall be a mortgagee, or an individual, joint venture, tenancy in common, firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee or such individual or on the part of the members of such firm, partnership or joint venture with respect to any of the terms, covenants and conditions of this Lease and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by his successor of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement, as of the date first above-written.

IN PRESENCE OF:

                                      AIRMOUSE HOUSE LTD. PARTNERSHIP,
                                      Landlord


                                      By: /s/
                                         --------------------------------------
                                         Its Duly Authorized Agent

                                      eNOTE.COM, INC., Tenant


                                      By: /s/
                                         --------------------------------------
                                         Its Duly Authorized Agent

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

        At Williston said County and State, this 2nd day of August 1999, personally appeared ____, Duly Authorized Agent of AIRMOUSE HOUSE LTD. PARTNERSHIP, and he/she acknowledged the foregoing instrument, by him/her subscribed, to be his free act and deed and the free act and deed of AIRMOUSE HOUSE LTD. PARTNERSHIP.

                                  Before me, /s/
                                            ------------------------------------
                                                     Notary Public